EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT
I, Scott Pittman, Chief Financial Officer of Chaparral Energy Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)
the Annual Report on Form 10-K of the Company for the period ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	March 12, 2020
/s/ Scott Pittman
Scott Pittman
Chief Financial Officer